FEE AND EXPENSE AGREEMENT

THIS AMENDED AND RESTATED FEE AND EXPENSE AGREEMENT is made as of October 3, 2008, as amended and restated as of November 15, 2023, among Allspring Funds Trust (the “Trust”), a Delaware statutory trust, for itself and on behalf of its series listed from time to time in Schedule A and B attached hereto (individually referred to as the “Fund” or collectively referred to as the “Funds”), Allspring Master Trust (“Master Trust”), a Delaware statutory trust, and Allspring Funds Management, LLC (“Funds Management” or the “Adviser”), a limited liability company organized under the laws of the State of Delaware.
WHEREAS, each of the Trust and Master Trust is an open-end investment company registered under the Investment Company Act of 1940; and
WHEREAS, Funds Management serves as investment adviser and/or administrator to each of the Funds pursuant to an investment advisory agreement (the “Investment Advisory Agreement”) and/or an administration agreement (the “Administration Agreement”);
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.
Limitation on Total Operating Expense Ratios.  The Adviser hereby agrees to waive any advisory fees payable to it under the Investment Advisory Agreement, waive any administration fees payable to it under the Administration Agreement, and/or reimburse other expenses of the Funds or a class to the extent necessary to maintain a total operating expense ratio for each class of each Fund that does not exceed its capped operating expense ratio (each, a “Capped Operating Expense Ratio”) as set forth from time to time in Schedule A attached hereto (each, a “Commitment”).  The operating expenses that may not exceed the Capped Operating Expense Ratio do not include expenses that are not included in calculating a fund’s operating expense ratio as reflected in its audited financial highlights (such as brokerage commissions, stamp duty fees, interest, taxes or acquired fund fees and expense), prime broker fees, dividend and interest expense on securities sold short and do not include Extraordinary Expenses.  Extraordinary Expenses shall include other expenses as are determined by a vote of the majority of the Trustees to be Extraordinary Expenses for this purpose.

1  On November 15, 2023, the Board of Trustees of Allspring Funds Trust approved proposed changes to the Absolute Return Fund effective on or about March 15, 2024.

2.
Application of the Commitments to Tiered Funds.  A Fund that invests in shares of a money market Fund need not attribute the money market Fund’s fees to the investing Fund’s operating expenses.  A non-Spectrum Fund (other than Absolute Return Fund)1 that invests in shares of a Allspring Master Trust portfolio or in shares of a non-money market Fund shall attribute the portfolio’s or non-money market Fund’s fees to the investing Fund’s operating expenses.  A Dynamic Target Date Fund that invests in securities of any registered investment company other than a money market Fund shall attribute the registered investment company’s fees to the investing Fund’s operating expenses.  Absolute Return Fund1 and each Spectrum Fund that invests in shares of a Allspring Master Trust Portfolio or in shares of a non-money market Fund need not attribute the portfolio’s or non-money market Fund’s fees to the investing Fund’s operating expenses.   Except as expressly provided in this Section 2, a Fund that invests in securities of any registered investment company need not attribute the fees of such other registered investment company to the investing Fund’s operating expenses.
3.
Duration of the Commitments.
(a)
Initial Waiver.  The parties agree that Funds Management will maintain the Capped Operating Expense Ratios until the expiration/renewal date specified in Schedule A (the “Expiration/Renewal Date”).
(b)
Automatic Renewal of the Commitments.  The parties agree that each Commitment will renew automatically for a period of one year from each anniversary of the Expiration/Renewal Date unless, prior to such anniversary date: (i) Funds Management provides notice to the Board to the effect that it has elected not to renew a Commitment for a full year with respect to one or more specified Funds or classes; (ii) Funds Management provides notice to the Board to the effect that it has elected to reduce a listed Capped Operating Expense Ratio with respect to one or more specified Funds or classes; and/or (iii) the Board approves an increase to the listed Capped Operating Expense Ratio with respect to one or more specified Funds or classes.  The notice referred to in subparagraphs (i) and (ii), above, or in subparagraph (i) of Subsection 3(c), may take the form of presentation materials delivered to the Board at or before a meeting of the Board, a presentation to the Board at a meeting that is reflected in the minutes of such meeting, or written notice delivered to the Board.
(c)
Funds Management’s Obligations Following Non-Renewal of a Commitment.  Following any non-renewal of a Commitment with respect to one or more specified Funds or classes pursuant to Subsection 3(b), Funds Management will nevertheless maintain the listed Capped Operating Expense Ratio of the Fund or class until such time as:  (i) Funds Management provides notice to the Board that it is reinstating the Commitment with respect to the Fund or class at the same or a reduced Capped Operating Expense Ratio, in which case the provisions of Subsection 3(b) shall govern thereafter; (ii) the Board  approves an increase in the listed Capped Operating Expense Ratio, in which case the provisions of Subsection 3(d) shall govern; or (iii) the Board approves the elimination of any obligation to maintain a specified ratio.
(d)
Board Approval of an Increase in a Capped Operating Expense Ratio.  If the Board approves an increase in the listed Capped Operating Expense Ratio of a Fund or class, Funds Management’s Commitment to maintain the higher Capped Operating Expenses Ratio will be governed by the renewal and non-renewal provisions of Subsection 3(b).

(e)
Funds Management’s Ability to Reduce a Capped Operating Expense Ratio or Extend the Term of a Commitment.  Notwithstanding any other provision of this Agreement, Funds Management may reduce the Capped Operating Expense Ratio of a Fund or a class, or extend the term of the Commitment to maintain the Capped Operating Expense Ratio of a Fund or a class, without prior approval of the Board.  Funds Management shall inform the Board of any action taken under this Subsection no later than the next regularly scheduled Board meeting.  Unless Funds Management informs the Board that the reduced Capped Operating Expense Ratio will be governed by the renewal and non-renewal provisions of Subsection 3(b), the Capped Operating Expense Ratio of the Fund or class will revert to the Capped Operating Expense Ratio previously in effect at the next Expiration/Renewal Date.
4.
Modification; Amendment.  No modification or amendment to this Agreement shall be binding unless in writing and executed by Funds Management, the Trust and, if affected thereby, Allspring Master Trust.  Notwithstanding the foregoing, the parties hereby agree that the Schedules may be amended or supplemented by having Funds Management, the Trust and, if affected thereby, Allspring Master Trust execute updated Schedules, without having such action constitute a modification or amendment to this Agreement.  Among other matters, the parties intend that: (a) Schedule A shall be updated to reflect any additional Funds or classes that are established from time to time by the Trust and as to which a Capped Operating Expense Ratio is established; (b) Schedule A shall be updated to reflect any increases to Capped Operating Expense Ratios that have been approved by the Board or any reductions in Capped Operating Expense Ratios that have been implemented pursuant to the notice provisions of Subsections 3(b) or 3(c), or any reductions implemented by Funds Management pursuant to Subsection 3(e); (c) Schedule A shall be updated to reflect any term extensions implemented by Funds Management pursuant to Section 3(e); and (d) Schedule A shall designate any Funds or classes as to which a Commitment has not been renewed until (i) a Commitment is reinstated pursuant to Subsection 3(c) or 3(d), or (ii) the Board approves the elimination of any obligation to maintain a specified ratio, at which time such Fund or class shall be moved to Schedule B.
5.
Entire Agreement.  This Amended and Restated Agreement constitutes the entire agreement of the parties with respect to its subject matter.  Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In addition, each provision herein shall be treated as separate and independent with respect to each Fund.
IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement as of November 15, 2023.

ALLSPRING FUNDS TRUST, for itself and on
behalf of its series listed from time to time on the
Schedules attached hereto

By /s/ Matthew Prasse
Matthew Prasse
Secretary

ALLSPRING MASTER TRUST

By /s/ Matthew Prasse
Matthew Prasse
Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By /s/ Andrew Owen
Andrew Owen
President

SCHEDULE A
FEE AND EXPENSE AGREEMENT
ALLSPRING FUNDS TRUST

(Capped Operating Expense Ratios)
FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Absolute Return Fund Class A Class C Class R6 Institutional Class	0.69% 1.44% 0.28% 0.33%	August 31, 2027 August 31, 2027 August 31, 2027 August 31, 2027
Alternative Risk Premia Fund Class R6 Institutional Class	0.62% 0.72%	October 31, 2026 October 31, 2026
Asset Allocation Fund Class A Class C Administrator Class Institutional Class	1.06% 1.81% 0.90% 0.75%	August 31, 2027 August 31, 2027 August 31, 2027 August 31, 2027
California Limited-Term Tax-Free Fund Class A Institutional Class	0.80% 0.50%	October 31, 2026 October 31, 2026
California Tax-Free Fund Class A Class C Institutional Class	0.75% 1.50% 0.48%	October 31, 2026 October 31, 2026 October 31, 2026
Common Stock Fund Class A Class R6 Institutional Class	1.21% 0.80% 0.85%	January 31, 2028 January 31, 2028 January 31, 2027
Core Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.69% 1.44% 0.33% 0.65% 0.38%	August 31, 2027 August 31, 2027 August 31, 2027 August 31, 2027 August 31, 2027
Core Plus Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.66% 1.41% 0.30% 0.60% 0.35%	December 31, 2027 December 31, 2027 December 31, 2026 December 31, 2026 December 31, 2026
Disciplined Small Cap Fund Class A Class R6 Institutional Class	0.91% 0.50% 0.60%	July 31, 2027 July 31, 2027 July 31, 2027

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Disciplined U.S. Core Fund Class A Class C Class R6 Institutional Class	0.85% 1.60% 0.43% 0.48%	November 30, 2027 November 30, 2027 November 30, 2026 November 30, 2026
Diversified Capital Builder Fund Class A Class C Institutional Class	1.10% 1.85% 0.78%	January 31, 2028 January 31, 2028 January 31, 2027
Diversified Income Builder Fund Class A Class C Class R6 Institutional Class	0.83% 1.58% 0.42% 0.52%	January 31, 2028 January 31, 2028 January 31, 2027 January 31, 2027
Emerging Growth Fund Class A Class R6 Institutional Class	1.21% 0.80% 0.90%	August 31, 2027 August 31, 2027 August 31, 2027
Emerging Markets Equity Fund Class A Class R6 Institutional Class	1.42% 1.01% 1.11%	February 29, 2028 February 28, 2027 February 28, 2027
Emerging Markets Equity Advantage Fund Class A Class R6 Institutional Class	1.42% 1.01% 1.11%	February 29, 2028 February 28, 2027 February 28, 2027
Government Money Market Fund[2], Class A Administrator Class Capital Class Elevate Class Institutional Class Roberts & Ryan Class Select Class Service Class Sweep Class Tribal Inclusion Class	0.56% 0.34% 0.17% 0.16% 0.20% 0.20% 0.14% 0.50% 0.50% 0.16%	May 31, 2028 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027
Government Securities Fund Class A Institutional Class	0.82% 0.48%	December 31, 2027 December 31, 2026
Growth Fund Class A Class R6 Administrator Class Institutional Class	1.12% 0.70% 0.96% 0.75%	November 30, 2027 November 30, 2026 November 30, 2026 November 30, 2026
High Yield Bond Fund Class A Institutional Class	0.90% 0.53%	December 31, 2027 December 31, 2026

On November 16, 2022, the Board of Trustees of Allspring Funds Trust approved the establishment of the Elevate Class to the Allspring Government Money Market Fund effective at a date to be determined.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
High Yield Municipal Bond Fund Class A Class C Class R6 ETF Class[3] Institutional Class	0.80% 1.55% 0.50% 0.50% 0.55%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2027 October 31, 2026
Income Plus Fund Class A Institutional Class	0.70% 0.39%	January 31, 2028 January 31, 2027
Index Asset Allocation Fund Class A Class C Administrator Class Institutional Class	1.06% 1.81% 0.90% 0.75%	January 31, 2028 January 31, 2028 January 31, 2027 January 31, 2027
Index Fund Class A Class C Administrator Class	0.44% 1.19% 0.25%	August 31, 2027 August 31, 2027 August 31, 2027
Innovation Fund[4] Class A Institutional Class	1.21% 0.90%	July 31, 2027 July 31, 2027
Intermediate Tax/AMT-Free Fund Class A Class C Class R6 Institutional Class	0.66% 1.41% 0.30% 0.35%	October 31, 2027 October 31, 2027 October 31, 2026 October 31, 2026
International Equity Fund Class A Class R6 Institutional Class	1.14% 0.79% 0.84%	February 28, 2027 February 28, 2027 February 28, 2027
Large Cap Core Fund Class A Class C Class R6 ETF Class[5] Institutional Class	1.06% 1.81% 0.65% 0.65% 0.67%	November 30, 2027 November 30, 2027 November 30, 2026 November 30, 2027 November 30, 2026
Large Cap Growth Fund Class A Class R6 Administrator Class Institutional Class	1.01% 0.60% 0.94% 0.70%	November 30, 2027 November 30, 2026 November 30, 2026 November 30, 2026

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the ETF Class for the High Yield Municipal Bond Fund effective on or about October 21, 2026.

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Innovation Fund into the Allspring Mid Cap Growth Fund effective on or about February 19, 2027.

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the ETF Class for the Large Cap Core Fund effective on or about December 10, 2026.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Large Cap Value Fund Class A Class R6 Institutional Class	0.81% 0.40% 0.50%	August 31, 2027 August 31, 2027 August 31, 2027
Mid Cap Growth Fund Class A Class R6 Institutional Class	1.18% 0.80% 0.85%	January 31, 2028 January 31, 2028 January 31, 2028
Minnesota Tax-Free Fund Class A Institutional Class	0.83% 0.52%	October 31, 2027 October 31, 2026
Money Market Fund Class A Class C Premier Class Service Class	0.56% 1.31% 0.20% 0.50%	May 31, 2028 May 31, 2028 May 31, 2027 May 31, 2027
Municipal Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.75% 1.50% 0.40% 0.60% 0.45%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
National Tax-Free Money Market Fund Administrator Class Premier Class Service Class	0.30% 0.20% 0.45%	May 31, 2027 May 31, 2027 May 31, 2027
Opportunity Fund Class A Class R6 Administrator Class Institutional Class	1.10% 0.69% 1.00% 0.75%	January 31, 2028 January 31, 2028 January 31, 2027 January 31, 2027
Pennsylvania Tax-Free Fund Class A Institutional Class	0.74% 0.49%	October 31, 2026 October 31, 2026
Precious Metals Fund Class A Class C Institutional Class	1.09% 1.84% 0.79%	July 31, 2027 July 31, 2027 July 31, 2027
Premier Large Company Growth Fund Class A Class R6 Administrator Class ETF Class[6] Institutional Class	1.08% 0.65% 1.00% 0.65% 0.70%	November 30, 2027 November 30, 2026 November 30, 2026 November 30, 2027 November 30, 2026
Real Return Fund Class A Class R6 Institutional Class	0.76% 0.40% 0.45%	August 31, 2027 August 31, 2027 August 31, 2027

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the ETF Class for the Premier Large Company Growth Fund effective on or about December 10, 2026.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Short Duration Government Bond Fund Class A Class R6 Institutional Class	0.76% 0.37% 0.42%	December 31, 2027 December 31, 2026 December 31, 2026
Short-Term Bond Plus Fund Class A Class R6 Institutional Class	0.60% 0.24% 0.29%	December 31, 2027 December 31, 2026 December 31, 2026
Short-Term High Income Fund Class A Class C ETF Class[7] Institutional Class	0.81% 1.56% 0.45% 0.50%	December 31, 2026 December 31, 2026 December 31, 2027 December 31, 2026
Short-Term Municipal Bond Fund Class A Class C Class R6 Institutional Class	0.63% 1.38% 0.35% 0.40%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
Small Company Growth Fund Class A Class R6 Institutional Class	1.27% 0.86% 0.94%	August 31, 2027 August 31, 2027 August 31, 2027
Small Company Value Fund Class A Class R6 Institutional Class	1.15% 0.75% 0.85%	August 31, 2027 August 31, 2027 August 31, 2027
SMID Cap Growth Fund Class A Class R6 Administrator Class Institutional Class	1.20% 0.79% 1.14% 0.89%	January 31, 2028 January 31, 2027 January 31, 2027 January 31, 2027
Special Global Small Cap Fund Class A Institutional Class	1.41% 1.10%	February 29, 2028 February 28, 2027
Special International Small Cap Fund Class A Class R6 Institutional Class	1.36% 0.95% 1.05%	February 29, 2028 February 28, 2027 February 28, 2027
Special Large Cap Value Fund Class A Class R6 Administrator Class Institutional Class	0.81% 0.40% 0.75% 0.50%	November 30, 2027 November 30, 2026 November 30, 2026 November 30, 2026

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the ETF Class for the Short-Term High Income Fund effective on or about October 21, 2026.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Special Mid Cap Value Fund Class A Class C Class R6 Administrator Class Institutional Class	1.14% 1.89% 0.73% 1.08% 0.83%	January 31, 2028 January 31, 2028 January 31, 2027 January 31, 2027 January 31, 2027
Special Small Cap Value Fund Class A Class R6 Administrator Class Institutional Class	1.29% 0.88% 1.19% 0.94%	July 31, 2027 July 31, 2027 July 31, 2027 July 31, 2027
Spectrum Aggressive Growth Fund Class A Class C Administrator Class Institutional Class	0.71% 1.46% 0.65% 0.40%	August 31, 2027 August 31, 2027 August 31, 2027 August 31, 2027
Spectrum Conservative Growth Fund Class A Class C Institutional Class	0.71% 1.46% 0.40%	August 31, 2027 August 31, 2027 August 31, 2027
Spectrum Growth Fund Class A Class C Institutional Class	0.71% 1.46% 0.40%	August 31, 2027 August 31, 2027 August 31, 2027
Spectrum Income Allocation Fund Class A Class C Institutional Class	0.71% 1.46% 0.40%	August 31, 2027 August 31, 2027 August 31, 2027
Spectrum Moderate Growth Fund Class A Class C Institutional Class	0.69% 1.44% 0.38%	August 31, 2027 August 31, 2027 August 31, 2027
Strategic Municipal Bond Fund Class A Class C Class R6 ETF Class[8] Institutional Class	0.78% 1.53% 0.42% 0.42% 0.47%	October 31, 2027 October 31, 2027 October 31, 2026 October 31, 2027 October 31, 2026
Treasury Plus Money Market Fund Class A Administrator Class Capital Class Institutional Class Roberts & Ryan Class Select Class Service Class	0.57% 0.34% 0.17% 0.20% 0.20% 0.14% 0.45%	May 31, 2028 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the ETF Class for the Strategic Municipal Bond Fund effective on or about October 21, 2026.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Ultra Short-Term Income Fund Class A Class A2 Institutional Class	0.50% 0.40% 0.25%	December 31, 2026 December 31, 2026 December 31, 2026
Ultra Short-Term Municipal Income Fund Class A Class A2 Class R6 Institutional Class	0.50% 0.40% 0.20% 0.25%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
Utility and Telecommunications Fund Class A Institutional Class	1.03% 0.72%	July 31, 2027 July 31, 2027
Wisconsin Tax-Free Fund Class A Institutional Class	0.70% 0.52%	October 31, 2026 October 31, 2026
100% Treasury Money Market Fund Administrator Class Advisor Class Capital Class Institutional Class Roberts & Ryan Class Service Class Sweep Class Token Class[9]	0.30% 0.42% 0.17% 0.20% 0.20% 0.50% 0.50% 0.17%	May 31, 2027 May 31, 2028 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2028

Schedule A amended:  August 18, 2026
The foregoing schedule of capped operating expense ratios is agreed to as of August 18, 2026 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS TRUST

By:  /s/ Matthew Prasse

Matthew Prasse

Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:  /s/ John Kenney
John Kenney
President

As of May 18, 2004

Amended and Restated Fee and Expense Agreement
Schedule B

ALLSPRING FUNDS TRUST
Not Subject to Capped Operating Expense Ratios

Name of Fund/Class	Date of Removal from Schedule A

On August 18, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the Token Class for the 100% Treasury Money Market Fund effective on or about October 20, 2026.